As filed with the Securities and Exchange Commission on September 26, 2014

Registration No. 333-197519

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-3

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

VULCAN MATERIALS COMPANY

(Exact name of registrant as specified in its charter)

New Jersey	20-8579133
(State or other jurisdiction of	(IRS Employer
incorporation or organization)	Identification Number)

1200 Urban Center Drive

Birmingham, Alabama 35242

(205) 298-3000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Michael R. Mills, Esq.

Senior Vice President and General Counsel

Vulcan Materials Company

1200 Urban Center Drive

Birmingham, Alabama 35242

(205) 298-3000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Sudhir N. Shenoy, Esq.

Womble Carlyle Sandridge & Rice, LLP

301 S. College Street, Suite 3500

Charlotte, North Carolina 28202

(704) 331-4900

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large Accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $1.00 par value	689,592	$63.40	$43,720,133	$5,632 (2)
Common Stock, $1.00 par value	8,516 (3)	61.79 (4)	526,204 (4)	$68

(1)	Pursuant to Rule 416 under the Securities Act, this registration statement also covers such number of additional shares of common stock to prevent dilution resulting from stock splits, stock dividends and similar transactions.

(2)	Previously paid.

(3)	These additional shares of common stock are being registered pursuant to the terms of the Agreement and Plan of Reorganization dated June 27, 2014, by and among Vulcan Materials Company, Legacy Vulcan Corp., West Coast Aggregates, Inc. and Richard O. DeAtley and A. Neil DeAtley, based on the final determination of the closing balance sheet.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based on the average of the high and low sales prices per share of common stock as reported on the New York Stock Exchange on September 23, 2014.

PROSPECTUS

698,108 Shares of Common Stock

This prospectus relates to the resale of up to 698,108 shares of our common stock by the selling shareholders identified in this prospectus. The shares that may be resold by the selling shareholders pursuant to this prospectus represent shares of our common stock that were issued in connection with our acquisition of West Coast Aggregates, Inc.

The selling shareholders identified in this prospectus may sell the shares from time to time on terms to be determined at the time of sale through ordinary brokerage transactions or through any other means described in this prospectus under “Plan of Distribution.” The selling shareholders may sell the shares in public transactions or in privately negotiated transactions, without limitation, at prevailing market prices, at prices related to the prevailing market prices, at negotiated prices or at fixed prices.

The selling shareholders will receive all of the net proceeds from the sales of the shares of our common stock. We will not receive any proceeds from the sale of the shares.

Our common stock is listed on the New York Stock Exchange under the symbol “VMC.” On September 25, 2014, the closing sale price of our common stock on the New York Stock Exchange was $61.34 per share.

Investing in our common stock involves risks and uncertainties. You should carefully read and evaluate the risk factors described under the caption “Risk Factors” beginning on page 4 of this prospectus and under similar headings in our periodic reports and the other documents that are incorporated in this prospectus by reference, as well as the other information that we file with the Securities and Exchange Commission (the “SEC”).

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE .

The date of this prospectus is September 26, 2014.

About this Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, the shares offered by this prospectus in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in or incorporated by reference into this prospectus is accurate as of any date other than as of its date. Our business, financial condition, results of operations and prospects may have changed since that date.

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Summary

Unless otherwise stated or the context otherwise requires, references in this prospectus to “Vulcan,” the “Company,” “we,” “our,” or “us” refer to Vulcan Materials Company and its consolidated subsidiaries.

The following summary highlights selected information contained elsewhere in this prospectus and the documents incorporated by reference in this prospectus and may not contain all the information you will need in making your investment decision. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus. You should pay special attention to the “Risk Factors” section of this prospectus and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2013 and our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014, incorporated by reference herein.

Vulcan Materials Company

We are the nation’s largest producer of construction aggregates: primarily crushed stone, sand and gravel. We operated 342 aggregates facilities during 2013. We also are a major producer of asphalt mix and ready-mixed concrete.

Our principal executive offices are located at 1200 Urban Center Drive, Birmingham, Alabama 35242. Our telephone number is (205) 298-3000.

Our common stock is traded on the New York Stock Exchange under the symbol “VMC.” Additional information about Vulcan Materials Company and its subsidiaries can be found in our documents filed with the SEC, which are incorporated herein by reference. See “Where You Can Find More Information and Incorporation by Reference of Certain Documents” in this prospectus.

Our website is located at http://www.vulcanmaterials.com. We do not incorporate the information on our website into this prospectus and you should not consider it part of this prospectus.

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The Offering

The shares of common stock offered under this prospectus and any supplement were issued in a private placement in connection with that certain Agreement and Plan of Reorganization dated June 27, 2014, by and among the Company, Legacy Vulcan Corp., a wholly-owned subsidiary of the Company (“LVC”), CalMat Co., Inc., a wholly-owned subsidiary of LVC, West Coast Aggregates, Inc. (“WCA”), and Richard O. DeAtley and A. Neil DeAtley, the shareholders of WCA.

We issued an aggregate of 698,108 shares of our common stock, par value $1.00 per share, to WCA. We agreed to register the shares for public resale by the selling shareholders, who are the sole shareholders of WCA.

We are not selling any securities under this prospectus or any supplements and will not receive any of the proceeds from the sale of shares by the selling shareholders.

Common stock to be offered by selling shareholders	698,108 shares
Common stock to be outstanding after this offering	132,391,768 shares*
Use of proceeds	We will not receive any proceeds.

*	The number of shares to be outstanding after this offering is based on the number of shares outstanding as of September 19, 2014.

Forward-Looking Statements

This prospectus, including the documents we incorporate by reference, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Generally, these statements relate to future financial performance, results of operations, business plans or strategies, projected or anticipated revenues, expenses, earnings, or levels of capital expenditures. Often, forward-looking statements can be identified by the use of words such as “anticipate,” “may,” “believe,” “estimate,” “project,” “expect,” “intend” and words of similar import. These statements are subject to numerous risks, uncertainties, and assumptions, including but not limited to general business conditions, competitive factors, pricing, energy costs, and other risks and uncertainties discussed in the reports we periodically file with the SEC. These risks, uncertainties, and assumptions may cause our actual results or performance to be materially different from those expressed or implied by the forward-looking statements. We caution prospective investors that forward-looking statements are not guarantees of future performance and that actual results, developments, and business decisions may vary significantly from those expressed in or implied by the forward-looking statements. We undertake no obligation to update publicly or revise any forward-looking statement for any reason, whether as a result of new information, future events or otherwise.

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In addition to the risk factors identified in our Annual Report on Form 10-K for the year ended December 31, 2013, the following factors could cause actual results to differ materially from those described in the forward-looking statements:

•	general economic and business conditions;

•	the timing and amount of federal, state and local funding for infrastructure;

•	changes in our effective tax rate that can adversely impact results;

•	the increasing reliance on information technology infrastructure for our ticketing, procurement, financial statements and other processes can adversely affect operations in the event that the infrastructure does not work as intended, experiences technical difficulties or is subjected to cyber attacks;

•	the impact of the state of the global economy on our business and financial condition and access to capital markets;

•	changes in the level of spending for residential and private nonresidential construction;

•	the highly competitive nature of the construction materials industry;

•	the impact of future regulatory or legislative actions;

•	the outcome of pending legal proceedings;

•	pricing of our products;

•	weather and other natural phenomena;

•	energy costs;

•	costs of hydrocarbon-based raw materials;

•	healthcare costs;

•	the amount of long-term debt and interest expense we incur;

•	changes in interest rates;

•	the impact of our below investment grade debt rating on our cost of capital;

•	volatility in pension plan asset values and liabilities which may require cash contributions to our pension plans;

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•	the impact of environmental clean-up costs and other liabilities relating to previously divested businesses;

•	our ability to secure and permit aggregates reserves in strategically located areas;

•	our ability to manage and successfully integrate acquisitions;

•	the potential of goodwill or long-lived asset impairment;

•	the potential impact of future legislation or regulations relating to climate change, greenhouse gas emissions or the definition of minerals; and

•	other assumptions, risks and uncertainties detailed from time to time in our filings made with the SEC.

Investors are cautioned not to rely unduly on such forward-looking statements when evaluating the information presented in our filings, and are advised to consult our future disclosures in filings made with the SEC and our press releases with regard to our business and consolidated financial position, results of operations and cash flows.

Risk Factors

Any investment in our common stock will involve risks. You should carefully consider the risks described under “Risk Factors” in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2013, our Quarterly Reports on Form 10-Q for the periods ended March 31, 2014 and June 30, 2014 and in the other documents incorporated by reference in this prospectus before deciding whether an investment in our common stock is suitable for you. See “Where You Can Find More Information And Incorporation by Reference of Certain Documents.” If any of these risks actually occur, our business, results of operations or financial condition could be materially and adversely affected. In such an event, the trading prices of our common stock could decline, and you might lose all or part of your investment. Please also refer to the preceding section entitled “Forward — Looking Statements .. ”

Use of Proceeds

We will not receive any proceeds from the sale of shares of our common stock by the selling shareholders. The selling shareholders will pay any expenses incurred by the selling shareholders for legal counsel or other advisors retained by any selling shareholders, and any brokerage or underwriting fees or commissions incurred by any selling shareholders in disposing of the shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares covered by this prospectus, including, without limitation, any all registration and filing fees and fees and expenses of our counsel and our accountants.

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Selling Shareholders

This prospectus relates to the resale of shares of our common stock by the selling shareholders listed below. WCA, of which the selling shareholders are the sole shareholders, acquired these shares from us in a private offering pursuant to an exemption from registration pursuant to Section 4(2) of the Securities Act in connection with our acquisition of WCA. The registration statement of which this prospectus is a part of has been filed pursuant to registration rights granted as part of the acquisition.

The table below sets forth certain information known to us, based upon written representations from the selling shareholders, with respect to the beneficial ownership of our shares of common stock held by the selling shareholders as of July 18, 2014. Because the selling shareholders may sell, transfer or otherwise dispose of all, some or none of the shares of our common stock covered by this prospectus, we cannot determine the number of such shares that will be sold, transferred or otherwise disposed of by the selling shareholders, or the amount or percentage of shares of our common stock that will be held by the selling shareholders upon termination of any particular offering. In particular, the selling shareholders identified below may have sold, transferred or otherwise disposed of all or a portion of their common stock since the date on which they provided to us information regarding their common stock. Information about the selling shareholders may change from time to time. Any changed information will be set forth in prospectus supplements or post-effective amendments, if required by applicable law. For information on the procedure for sales by the selling shareholders, see “Plan of Distribution” on page 6.

In the table below, the percentage of shares beneficially owned is based on 131,693,660 shares of our common stock outstanding as of September 19, 2014, determined in accordance with Rule 13d-3 of the Exchange Act. Under such rule, beneficial ownership includes any shares over which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within sixty days of such date through the exercise of any options or other rights. Unless otherwise indicated in the footnotes, each person has sole voting and investment power (or shares such powers with his spouse) with respect to the shares of common stock shown as beneficially owned. The number and percentage of outstanding shares of common stock beneficially owned after the offering assumes that all of the shares of our common stock being offered by the selling shareholders are sold and assumes that no additional shares of our common stock are purchased by the selling shareholders prior to the completion of this offering.

Unless otherwise described below, to our knowledge, none of the selling shareholders nor any of their affiliates has held any position or office with, been employed by or otherwise had any material relationship with us or our affiliates during the three years prior to the date of this prospectus. In addition, based on information provided to us, none of the selling shareholders that are affiliates of broker-dealers, if any, purchased the shares of common stock outside the ordinary course of business or, at the time of their acquisition of the shares of common stock, had any agreements, understandings or arrangements with any other persons, directly or indirectly, to dispose of the shares.

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	Shares of Vulcan Common Stock Owned Prior to the Offering		Number of Shares of Vulcan Common Stock Being Offered	Shares of Vulcan Common Stock Owned After the Offering
Name of Selling Shareholder	Number	Percent		Number	Percent

Richard O. DeAtley	349,054	*	349,054	—	—

A. Neil DeAtley	349,054	*	349,054	—	—

*	Percentage of shares owned is less than one percent of total outstanding shares of common stock.

Plan of Distribution

We are registering an aggregate of 698,108 shares of common stock to permit the resale of these shares of common stock by the holders of the shares of common stock from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling shareholders of the shares of common stock. We will bear all fees and expenses incident to our obligation to register the shares of common stock, other than fees of the selling shareholders’ legal counsel or other advisors, and any brokerage or underwriting fees or commissions incurred by the selling shareholders.

The selling shareholders and their successors, including their pledgees, donees or other transferees, may offer and sell shares of the common stock covered by this prospectus from time to time directly or, alternatively, through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions, or commissions from us and/or the purchasers of these shares. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market prices, at varying prices determined at the time of sale, or at negotiated prices.

The shares of common stock may be sold in privately negotiated transactions or on any national securities exchange or U.S. inter-dealer quotation system of a registered national securities association on which the common stock may be listed or quoted at the time of sale, in the over-the-counter market, or otherwise. The methods by which such sales may be effected (which may involve crosses or block transactions) include:

•	a block trade in which the broker or dealer so engaged will attempt to sell the shares of common stock as an agent but may position and resell a portion of the block as a principal to facilitate the transaction;

•	purchases by a broker or dealer as a principal and resale by that broker or dealer for its account;

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•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	any combination of any of the above; and

•	any other method permitted pursuant to applicable law.

In addition, any shares of common stock covered by this prospectus that qualify for sale under Rules 144 and 145 of the Securities Act may be sold under Rules 144 and 145 rather than under this prospectus. The selling shareholders are not required to sell any shares of common stock covered by this prospectus and may transfer or gift these shares of common stock by other means not described in this prospectus.

Brokers or dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in selling shares. Broker-dealers may receive commissions or discounts from us (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.

The selling shareholders and any participating broker-dealers may be deemed to be “underwriters” within the meaning of the Securities Act in connection with sales of shares of common stock covered by this prospectus. Any commission, discount or concession received by a broker or dealer and any profit on the resale of shares of common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. Because the selling shareholders may be deemed to be underwriters within the meaning of the Securities Act, the selling shareholders will be subject to the prospectus delivery requirements of the Securities Act. The selling shareholders and any other persons participating in the distribution will be subject to applicable provisions of the Exchange Act, including without limitation, Regulation M.

We are paying the expenses of registering the shares under the Securities Act, including registration and filing fees, printing expenses, administrative expenses, and our legal fees.

The selling shareholders may agree to indemnify any agent, broker, dealer or underwriter that participates in transactions involving sales of shares against liabilities, including liabilities arising under the Securities Act.

Legal Matters

The validity of the issuance of shares of our common stock offered by this prospectus will be passed upon by Michael R. Mills, our Senior Vice President and General Counsel. Mr. Mills could be deemed to have a substantial interest in Vulcan due to these relationships, and Mr. Mills also holds common stock of, and employee stock options to purchase common stock of, Vulcan.

Experts

The consolidated financial statements incorporated in this prospectus by reference from Vulcan’s Annual Report on Form 10-K for the year ended December 31, 2013, and the effectiveness of Vulcan’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

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Where You Can Find More Information and
Incorporation by Reference of Certain Documents

Vulcan files annual, quarterly and current reports, proxy statements and other information with the SEC. You may obtain any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1580, Washington D.C. 20549. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Our SEC filings are also accessible through the Internet at the SEC’s web site at http://www.sec.gov and through the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC permits us to “incorporate by reference” into this prospectus the information in documents we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus, and later information that we file with the SEC will update and supersede any information contained in this prospectus or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, until the offering of the securities by means of this prospectus is terminated.

These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Vulcan Materials Company (File No. 001-33841)	Period

Current Reports on Form 8-K	November 16, 2007 (the description of our common stock is contained in this filing, which is also the filing pursuant to which our common stock is deemed registered pursuant to Section 12(b) of the Exchange Act), as revised by our Current Report on Form 8-K/A filed on November 21, 2007

February 18, 2014, February 19, 2014, March 11, 2014, March 31, 2014, May 9, 2014, and July 14, 2014

Annual Report on Form 10-K	Fiscal year ended December 31, 2013

Quarterly Reports on Form 10-Q	Quarters ended March 31, 2014 and June 30, 2014

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To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

If you request a copy of any or all of the documents incorporated by reference, we will send to you the copies you requested at no charge. However, we will not send exhibits to such documents, unless such exhibits are specifically incorporated by reference in such documents. You should direct requests for such copies to Vulcan Materials Company, 1200 Urban Center Drive, Birmingham, Alabama 35242, Attention: Jerry F. Perkins, Jr.

If you find inconsistencies between the documents, or between the documents and this prospectus or the applicable prospectus supplement, you should rely on the most recent document or prospectus supplement.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following table sets forth the estimated costs and expenses payable by Vulcan Materials Company in connection with sales of the securities being registered.

SEC filing fee	$5,700
Legal fees and expenses	6,000
Accounting fees and expenses	10,000
Transfer agent fees	—
Total	$21,700

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Section 14A:3-5 of the New Jersey Business Corporation Act empowers a New Jersey corporation to indemnify present and former directors, officers, employees or agents of the corporation and certain other specified persons. Article IV of the By-Laws of the Registrant provides as follows:

(a)      Subject to the provisions of this Article IV, the corporation shall indemnify the following persons to the fullest extent permitted and in the manner provided by and the circumstances described in the laws of the State of New Jersey, including Section 14A:3-5 of the New Jersey Business Corporation Act and any amendments thereof or supplements thereto:

(i)	any person who is or was a director, officer, employee or agent of the corporation;

(ii)	any person who is or was a director, officer, employee or agent of any constituent corporation absorbed by the corporation in a consolidation or merger, but only to the extent that (A) the constituent corporation was obligated to indemnify such person at the effective date of the merger or consolidation or (B) the claim or potential claim of such person for indemnification was disclosed to the corporation and the operative merger or consolidation documents contain an express agreement by the corporation to pay the same;

(iii)	any person who is or was serving at the request of the corporation, or any partnership, joint venture, sole proprietorship, trust, employee benefit plan or other enterprise, whether or not for profit; and

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(iv)	the legal representative of any of the foregoing persons (collectively, a “Corporate Agent”).

(b)      Anything herein to the contrary notwithstanding, the corporation shall not be obligated under this Article IV to provide indemnification (i) to any bank, trust company, insurance company, partnership or other entity, or any director, officer, employee or agent thereof or (ii) to any other person who is not a director, officer or employee of the corporation, in respect of any service by such person or entity, whether at the request of the corporation or by agreement therewith, as investment advisor, actuary, custodian, trustee, fiduciary or consultant to any employee benefit plan.

(c)      To the extent that any right of indemnification granted hereunder requires any determination that a Corporate Agent shall have been successful on the merits or otherwise in any Proceeding (as hereinafter defined) or in defense of any claim, issue or matter therein, the Corporate Agent shall be deemed to have been “successful” if, without any settlement having been made by the Corporate Agent, (i) such Proceeding shall have been dismissed or otherwise terminated or abandoned without any judgment or order having been entered against the Corporate Agent, (ii) such claim, issue or other matter therein shall have been dismissed or otherwise eliminated or abandoned as against the Corporate Agent, or (iii) with respect to any threatened Proceeding, the Proceeding shall have been abandoned or there shall have been a failure for any reason to institute the Proceeding within a reasonable time after the same shall have been threatened or after any inquiry or investigation that could have led to any such Proceeding shall have been commenced. The Board of Directors or any authorized committee thereof shall have the right to determine what constitutes a “reasonable time” or an “abandonment” for purposes of this paragraph (c), and any such determination shall be conclusive and final.

(d)      To the extent that any right of indemnification granted hereunder shall require any determination that the Corporate Agent has been involved in a Proceeding by reason of his or her being or having been a Corporate Agent, the Corporate Agent shall be deemed to have been so involved if the Proceeding involves action allegedly taken by the Corporate Agent for the benefit of the corporation or in the performance of his or her duties or the course of his or her employment for the corporation.

(e)      If a Corporate Agent shall be a party defendant in a Proceeding, other than a Proceeding by or in the right of the corporation, and the Board of Directors or a duly authorized committee of disinterested directors shall determine that it is in the best interests of the corporation for the corporation to assume the defense of any such Proceeding, the board of Directors or such committee may authorize and direct that the corporation assume the defense of the Proceeding and pay all expenses in connection therewith without requiring such Corporate Agent to undertake to pay or repay any part thereof. Such assumption shall not affect the right of any such Corporate Agent to employ his or her own counsel or to recover indemnification under this By-law to the extent that he may be entitled thereto.

(f)      As used herein, the term “Proceeding” shall mean and include any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding.

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(g)      The right to indemnification granted under this Article IV shall not be exclusive of any other rights to which any Corporate Agent seeking indemnification hereunder may be entitled.

(h)      The registrant maintains directors and officers liability insurance which insures against liabilities that directors and officers of the registrant may incur in such capacities.

ITEM 16. EXHIBITS.

The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

ITEM 17. UNDERTAKINGS.

The undersigned registrant hereby undertakes:

(a)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i), (a)(ii) and (a)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

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(b)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(e)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

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(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on the 26 th day of September, 2014.

VULCAN MATERIALS COMPANY

By:	/s/ J. Thomas Hill
J. Thomas Hill
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/s/ J. Thomas Hill	President, Chief Executive	September 26, 2014
J. Thomas Hill	Officer and Director
(Principal Executive Officer)

/s/ John R. McPherson	Executive Vice President	September 26, 2014
John R. McPherson	and
Chief Financial and Strategy
Officer
(Principal Financial Officer)

/s/ E jaz A. Khan	Vice President, Controller	September 26, 2014
Ejaz A. Khan	and Chief Information Officer
(Principal Accounting Officer)

H. Allen Franklin	Director
O. B. Grayson Hall, Jr.	Director
Cynthia L. Hostetler	Director
Donald M. James	Executive Chairman
Douglas J. McGregor	Director
Richard T. O’Brien	Director
James T. Prokopanko	Director
Donald B. Rice	Director
Lee J. Styslinger, III	Director
Vincent J. Trosino	Director
Kathleen Wilson-Thompson	Director

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/s/ M ichael R. Mills	September 26, 2014
Michael R. Mills
Attorney-in-Fact
For each of the Directors
Listed Above

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EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

3.1(1)	Certificate of Incorporation (Restated 2007) of Vulcan Materials Company (formerly known as Virginia Holdco, Inc.), filed as Exhibit 3.1 to the Company’s Current Report on Form 8-K on November 16, 2007

3.2(1)	Amended and Restated By-Laws of Vulcan Materials Company, filed as Exhibit 3(b) to the Company’s Current Report on Form 8-K on March 19, 2013

5.1(2)	Opinion of Michael R. Mills

23.1(2)	Consent of Deloitte & Touche LLP, independent registered public accounting firm

23.2(2)	Consent of Michael R. Mills (contained in Exhibit 5.1)

24(2)	Powers of Attorney of Certain Directors

[1]	Incorporated by reference.

[2]	Filed herewith.